Exhibit 10.1

[FORM OF OFFICER PERFORMANCE SHARE AGREEMENT]

POLYCOM, INC.

PERFORMANCE SHARE AGREEMENT

[NAME]

Employee ID Number: [Number]

NOTICE OF GRANT

Polycom, Inc. (the “Company”) hereby grants you, [NAME] (the “Employee”), an award of Performance Shares under the Company’s 2011 Equity Incentive Plan (the “Plan”).  The date of this Performance Share Agreement (the “Agreement”) is [DATE] (the “Grant Date”).  Subject to the provisions of Appendix A (attached), Appendix B (attached) and of the Plan, the principal features of this award are as follows:

Target Number of Performance Shares:	[_________]

Performance Periods:	[INSERT PERFORMANCE PERIOD]

Performance Matrix:

The number of Performance Shares in which you may vest in accordance with the Vesting Schedule will depend upon achievement of targets in [INSERT DESCRIPTION OF PERFORMANCE GOALS] and will be determined in accordance with the Performance Matrix, attached hereto as Appendix B.

Vesting Schedule:	[INSERT DESCRIPTION OF VESTING SCHEDULE]*

IMPORTANT:

* Except as otherwise provided in Appendix A, Employee will not vest in the Performance Shares unless he or she is employed by the Company or one of its Subsidiaries through the applicable vesting date.

Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in Appendix A, Appendix B and the Plan.  For example, important additional information on vesting and forfeiture of the Performance Shares is contained in paragraphs 3 through 5 and paragraph 7 of Appendix A, and in Appendix B.  PLEASE BE SURE TO READ ALL OF APPENDIX A AND APPENDIX B, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

POLYCOM, INC.	EMPLOYEE

[NAME]	[NAME]
[TITLE]

Date:_________, 201_	Date: _________, 201_

APPENDIX A

TERMS AND CONDITIONS OF PERFORMANCE SHARES

1.Grant.  The Company hereby grants to the Employee under the Plan an award of the Target Number of Performance Shares set forth on the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan.  As of the date of grant, the Employee is an executive officer of the Company who is subject to Section 16 of the 1934 Act.  The Performance Shares in which the Employee may vest shall depend upon achievement [INSERT DESCRIPTION OF PERFORMANCE GOALS] for the Performance Period and shall be determined in accordance with the Performance Matrix, attached hereto as Appendix B.  In accordance with the Performance Matrix, the number of the Performance Shares in which the Employee may vest will range [INSERT APPLICABLE RANGE].  The number of such Shares shall be determined by the Committee following the end of the Performance Period, and shall be certified by the Committee following the end of each Performance Period.  When Shares are paid to the Employee in payment for the Performance Shares, par value will be deemed paid by the Employee for each Performance Share by past services rendered by the Employee, and will be subject to the appropriate tax withholdings.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

(a)As used herein, [INSERT APPLICABLE DEFINITIONS]

2.Company’s Obligation to Pay.  Each Performance Share has a value equal to the Fair Market Value of a Share on the date that the Performance Share is granted.  Unless and until the Performance Shares have vested in the manner set forth in paragraphs 3 through 5, the Employee will have no right to payment of such Performance Shares.  Prior to actual payment of any vested Performance Shares, such Performance Shares will represent an unsecured obligation.  Payment of any vested Performance Shares shall be made in whole Shares only.

3.Vesting Schedule/Period of Restriction.  Except as provided in paragraphs 4 and 5, and subject to paragraph 7, the Performance Shares awarded by this Agreement shall vest in accordance with the vesting provisions set forth on the first page of this Agreement.  Performance Shares shall not vest in the Employee in accordance with any of the provisions of this Agreement unless the Employee shall have been continuously employed by the Company or by one of its Subsidiaries from the Grant Date until the date the Performance Shares are otherwise scheduled to vest.

4.Modifications to Vesting Schedule.

(a)Vesting upon Leave of Absence.  In the event that the Employee takes an authorized leave of absence (“LOA”), the Performance Shares awarded by this Agreement that are scheduled to vest shall be modified as follows:

(i)if the duration of the Employee’s LOA is sixty (60) days or less, the vesting schedule set forth on the first page of this Agreement shall not be affected by the Employee’s LOA.

(ii)if the duration of the Employee’s LOA is greater than sixty (60) days, the scheduled vesting of any Performance Shares awarded by this Agreement that are not then vested shall be deferred for a period of time equal to the duration of the Employee’s LOA.

(b)In the event that the Employee incurs a Termination of Service due to his or her death or Disability during a Performance Period, the Employee shall immediately vest [INSERT DESCRIPTION OF VESTING CONDITIONS].

In the event that any applicable law limits the Company’s ability to accelerate the vesting of this award of Performance Shares, this paragraph 4(b) shall be limited to the extent required to comply with applicable law.

(c)Change in Control.

(i)In the event of a Change in Control, this award shall be subject to the definitive agreement governing such Change in Control.  Such agreement, without the Employee’s consent and notwithstanding any provision to the contrary in this Agreement or the Plan, must provide for one of the following: (a) the assumption of this award by the surviving corporation or its parent; (b) the substitution by the surviving corporation or its parent of an award with substantially the same terms as this award; or (c) the cancellation of this award after full vesting and payment to the Employee of the Shares then subject to the award; provided, however, that such Shares shall be considered delivered effective as of immediately prior to the Change in Control so as to enable the Employee to participate in the Change in Control transaction.  In the event the definitive agreement does not provide for one of the foregoing alternatives with respect to the treatment of this award, this award shall have the treatment specified in clause (c)

of the preceding sentence. The Committee may, in its sole discretion, accelerate the vesting of this award in connection with a Change in Control. For purposes of this Agreement, “Change in Control” means the occurrence of any of the following events: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) a change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; or (d) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).  Notwithstanding the foregoing, if the Employee is a party to a change of control agreement with the Company, the definition of “change of control” as defined in the change of control agreement will supersede the above definition.

(ii)Notwithstanding anything herein to the contrary, in the event the Employee incurs a Termination of Service within twelve (12) months following a Change in Control on account of a termination by the Company (or any Subsidiary) for any reason other than Cause or on account of a termination by the Employee for Good Reason, then this award immediately will vest in one hundred percent (100%) of the Performance Shares subject to this Performance Share award.

For purposes of this Agreement, “Good Reason” means without the Employee’s written consent (a) a material reduction in the Employee’s authority, duties or responsibilities compared to the Employee’s authority, duties and responsibilities immediately prior to the Change of Control that are substantially inconsistent with the Employee being a senior executive of the Company (or a Subsidiary), (b) the Employee’s principal work location being moved more than 35 miles, from the location immediately prior to the Change in Control or (c) the Company (or a Subsidiary) materially reducing the Employee’s base salary (unless the base salaries of substantially all other senior executives of the Company are similarly reduced).  Employee will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and the Company must have an opportunity within thirty (30) days following delivery of such notice to cure the Good Reason condition.  Notwithstanding the foregoing, if the Employee is a party to a change of control agreement with the Company, the definition of “good reason” as defined in the change of control agreement will supersede the above definition.

For purposes of this Agreement, “Cause” means (a) the Employee’s failure to perform (other than due to Disability or death) the duties of the Employee’s position (as they may exist from time to time) to the reasonable satisfaction of the Company (or any Subsidiary) after receipt of a written warning and at least 15 days’ opportunity to for the Employee to cure the failure, (b) any act of dishonesty taken by the Employee in connection with the Employee’s responsibilities as an employee that is intended to result in the Employee’s substantial personal enrichment, (c) the Employee’s conviction or plea of no contest to a crime that negatively reflects on the Employee’s fitness to perform the Employee’s duties or harms the Company’s (or any Subsidiary’s) reputation or business, (d) the Employee’s willful misconduct that is injurious to the Company (or any Subsidiary), or (e) the Employee’s willful violation of a material Company (or Subsidiary) policy. The preceding definition shall not be deemed to be inclusive of all the acts or omissions that the Company (or any Subsidiary) may consider as grounds for the dismissal or discharge of the Employee or any other individual in the service of the Company (or any Subsidiary).  Notwithstanding the foregoing, if the Employee is a party to a change of control agreement with the Company, the definition of “cause” as defined in the change of control agreement will supersede the above definition.

(iii)In the event of a Change in Control during any Performance Period, all Performance Periods shall be deemed to end immediately prior to the Change in Control and the number of Performance Shares in which the Employee shall be entitled to vest in accordance with the terms of this Agreement and the Vesting Schedule set forth on the Notice of Grant shall be one hundred percent (100%) of the Target Number of Performance Shares (as set forth on the Notice of Grant) less the number of vested Performance Shares.

5.Committee Discretion.  If the Committee, in its sole discretion, determines that a “Triggering Event” has occurred, then the Committee, also in its sole discretion, may reduce (including to zero) the number of Performance Shares that vest under the Agreement at any time prior to any Vesting Date that occurs after the date of the Triggering Event.  For purposes of this Agreement, “Triggering Event” means (a) the Company being required to restate any financial statement issued since the Grant Date with the result that the Company’s reported results are materially, negatively reduced, (b) any act of fraud taken by the Employee in connection with the Employee’s responsibilities as an employee that is intended to result in the Employee’s substantial personal enrichment, (c) the Employee’s material violation of a federal, state or local law or regulation applicable to the Company’s business that has a significant negative effect on the Company’s reputation or business, (d) a material breach of the Employee’s fiduciary duty owed to the Company that has a significant negative effect on the Company’s reputation or business, or (e) the average Fair Market Value of a Share during the last thirty (30) days of a Performance Period is at least forty percent (40%) higher than the average Fair Market Value of a Share during the immediately preceding ninety (90) days of the same Performance Period.  Notwithstanding any contrary provision of the first sentence of this paragraph 4, in the case of Triggering Event that occurs solely on account of clause (e) of the preceding sentence, the Committee may not reduce the number of Performance Shares that vest for a Performance Period below the Target Number of Performance Shares for that Performance Period. In exercising its discretion, the Committee may consider (but not by way of limitation) whether the foregoing increase in the Fair Market Value of a Share was due to factors unrelated to Company and/or management performance, including, but not limited to, takeover speculation.  In addition, and notwithstanding any provisions to the contrary under this Agreement, this award of Performance Shares shall be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”).  The Board or the Compensation Committee of the Board, as applicable, may require the Employee to forfeit, return or reimburse the Company all or a portion of this award of Performance Shares and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

6.Payment after Vesting.  Any Performance Shares that vest in accordance with paragraphs 3 through 4 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in Shares as soon as practicable following the date of vesting, subject to paragraph 9, but in no event later than the applicable two and one-half (2½) month period of the “short-term deferral” rule set forth in the Section 1.409A-1(b)(4) of the Treasury Regulations issued under Section 409A.  Notwithstanding the foregoing, if the Performance Shares are “deferred compensation” within the meaning of Section 409A, the vested Performance Shares will be released to the Employee (or in the event of the Employee’s death, to his or her estate) in Shares as soon as practicable following the date of vesting, subject to paragraph 9, but in no event later than the end of the calendar year that includes the date of vesting or, if later, the fifteen (15th) day of the third (3rd) calendar month following the date of vesting (provided that the Employee will not be permitted, directly or indirectly, to designate the taxable year of the payment).  Further, if some or all of the Performance Shares that are “deferred compensation” within the meaning of Section 409A vest on account of the Employee’s Termination of Service (other than due to death) in accordance with paragraphs 3 through 4, the Performance Shares that vest on account of the Employee’s Termination of Service will not be considered due or payable until the Employee has a “separation from service” within the meaning of Section 409A.  In addition, if the Employee is a “specified employee” within the meaning of Section 409A at the time of the Employee’s separation from service (other than due to death), then any accelerated Performance Shares will be paid to the Employee no earlier than six (6) months and one (1) day following the date of the Employee’s separation from service unless the Employee dies following his or her separation from service, in which case, the Performance Shares will be paid to the Employee’s estate as soon as practicable following his or her death, subject to paragraph 9.  Any Performance Shares that vest in accordance with paragraph 5 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in Shares in accordance with the provisions of such paragraph, subject to paragraph 9.  For each Performance Share that vests, the Employee will receive one Share. For purposes of this Agreement, “Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any final Treasury Regulations and other Internal Revenue Service guidance thereunder, as each may be amended from time to time (“Section 409A”).

7.Forfeiture.  Notwithstanding any contrary provision of this Agreement, (a) the balance of the Performance Shares that have not vested pursuant to paragraphs 3 through 5 at the time of the Employee’s Termination of Service for any or no reason will be forfeited immediately and automatically transferred to and reacquired by the Company at no cost to the Company, and (b) any Performance Shares that never will vest due to non-satisfaction of the goals contained in the Performance Matrix will be forfeited on the date on which the goals no longer can be satisfied and the Performance Shares automatically will be transferred to and reacquired by the Company at no cost to the Company.  In addition, any Performance Shares that have not vested [INSERT DESCRIPTION OF VESTING SCHEDULE] shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company.

8.Death of Employee.  Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate.  Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

9.Withholding of Taxes.  When Shares are issued as payment for vested Performance Shares, the Company (or the employing Subsidiary) will withhold a portion of the Shares that have an aggregate market value sufficient to pay federal, state, local and foreign income, social insurance, employment and any other applicable taxes required to be withheld by the Company or the employing Subsidiary with respect to the Shares, unless the Company, in its sole discretion, either requires or otherwise permits the Employee to make alternate arrangements satisfactory to the Company for such withholdings in advance of the arising of any withholding obligations.  The number of Shares withheld pursuant to the prior sentence will be rounded up to the nearest whole Share, with no refund for any value of the Shares withheld in excess of the tax obligation as a result of such rounding.  Notwithstanding any contrary provision of this Agreement, no Shares will be issued unless and until satisfactory arrangements (as determined by the Company) have been made by the Employee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such Shares.  In addition and to the maximum extent permitted by law, the Company (or the employing Subsidiary) has the right to retain without notice from salary or other amounts payable to the Employee, cash having a sufficient value to satisfy any tax withholding obligations that the Company determines cannot be satisfied through the withholding of otherwise deliverable Shares.  All income and other taxes related to the Performance Shares award and any Shares delivered in payment thereof are the sole responsibility of the Employee.  By accepting this award, the Employee expressly consents to the withholding of Shares and to any additional cash withholding as provided for in this paragraph 9.

10.Rights as Stockholder.  Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (including through electronic delivery to a brokerage account).  After such issuance, recordation and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

11.No Effect on Employment.  Subject to any employment contract with the Employee, the terms of such employment will be determined from time to time by the Company, or the Subsidiary employing the Employee, as the case may be, and the Company, or the Subsidiary employing the Employee, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause.  The transactions contemplated hereunder and the vesting schedule set forth on the first page of this Agreement do not constitute an express or implied promise of continued employment for any period of time.  A leave of absence or an interruption in service (including an interruption during military service) authorized or acknowledged by the Company or the Subsidiary employing the Employee, as the case may be, shall not be deemed a Termination of Service for the purposes of this Agreement.

12.Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its General Counsel, at 6001 America Center Dr., San Jose, CA 95002, or at such other address as the Company may hereafter designate in writing.

13.Grant is Not Transferable.  Except to the limited extent provided in this Agreement, this grant of Performance Shares and the rights and privileges conferred hereby will not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until the Employee has been issued Shares in payment of the Performance Shares.  Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

14.Restrictions on Sale of Securities.  The Shares issued as payment for vested Performance Shares under this Agreement will be registered under U.S. federal securities laws and will be freely tradable upon receipt.  However, an Employee’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

15.Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16.Additional Conditions to Issuance of Certificates for Shares.  The Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions:  (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Performance Shares as the Committee may establish from time to time for reasons of administrative convenience.

17.Plan Governs.  This Agreement is subject to all the terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

18.Committee Authority.  The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Shares have vested).  All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Employee, the Company and all other interested persons.  No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

19.Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

20.Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

21.Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Employee, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A prior to the actual payment of Shares pursuant to this award of Performance Shares, provided that any such revisions shall not materially reduce the benefits intended to be conferred by this Agreement.  However, in no event will the Company be obligated to make any such revision and in all events, the Employee will be solely responsible for any taxes that may be owed under Section 409A on account of this award of Performance Shares.

22.Amendment, Suspension or Termination of the Plan.  By accepting this Performance Shares award, the Employee expressly warrants that he or she has received a right to receive stock under the Plan, and has received, read and understood a description of the Plan.  The Employee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

23.Labor Law.  By accepting this Performance Shares award, the Employee acknowledges that:  (a) the grant of these Performance Shares is a one-time benefit which does not create any contractual or other right to receive future grants of Performance Shares, or benefits in lieu of Performance Shares; (b) all determinations with respect to any future grants, including, but not limited to, the times when, if at all, any future Performance Shares shall be granted, the number of Performance Shares which may be subject to each Performance Share award and the time or times when such Performance Shares may vest, will be at the sole discretion of the Company; (c) the Employee’s participation in the Plan is voluntary; (d) the value of these Performance Shares is an extraordinary item of compensation which is outside the scope of the Employee’s employment contract, if any; (e) these Performance Shares are not part of the Employee’s normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the vesting of these Performance Shares will cease upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan or this Agreement; (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (h) these Performance Shares have been granted to the Employee in the Employee’s status as an employee of the Company or its Subsidiaries; (i) any claims resulting from these Performance Shares shall be enforceable, if at all, against the Company; and (j) there shall be no additional obligations for any Subsidiary employing the Employee as a result of these Performance Shares.

24.Disclosure of Employee Information.  By accepting this Performance Shares award, the Employee consents to the collection, use and transfer of personal data as described in this paragraph.  The Employee understands that the Company and its Subsidiaries hold certain personal information about him or her, including his or her name, home address and telephone number, date of birth, social security or identity number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all awards of Performance Shares or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of managing and administering the Plan (“Data”). The Employee further understands that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of his or her participation in the Plan, and that the Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Employee understands that these recipients may be located in the European Economic Area, or elsewhere, such as in the U.S.  The Employee authorizes the Company to receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer to a broker or other third party with whom he or she may elect to deposit any Shares of stock acquired from this award of Performance Shares of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares of stock on his or her behalf.

The Employee understands that he or she may, at any time, view the Data, require any necessary amendments to the Data or withdraw the consent herein in writing by contacting the Equity Programs Department for the Company and/or its applicable Subsidiaries.

25.Notice of Governing Law.  This award of Performance Shares shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflict of laws.

26.Non-Compete. The Employee agrees that for the period commencing on the date the Employee executes this Agreement and ending on the date occurring twelve (12) months after the Employee incurs a Termination of Service (the “Obligations Period”), the Employee, directly or indirectly, whether as an employee, owner, sole proprietor, partner, director, member, consultant, agent, founder, co-venturer or otherwise, will (a) not engage, participate or invest in any business activity anywhere in the world that is directly competitive with the principal products or services of the Company and its subsidiaries (the “Businesses”) (except that it will not be a violation of this paragraph 26 for the Employee to own as a passive investment not more than one percent of any class of publicly traded securities of any entity); nor (b) solicit business from any of the Businesses’ customers and users on behalf of any business that directly competes with the Businesses.  Notwithstanding any contrary provision of this Agreement, the Committee, in its discretion, may choose to waive the requirements of this paragraph 26 (including, but not limited to, upon the advice of legal counsel to the Company), and shall waive such requirements in circumstances where enforceability of this paragraph 26 is precluded by applicable law.  This paragraph 26 will not apply to any Employee whose principal work location is in the State of California.

27.Non-Solicit. The Employee agrees that for the Obligations Period, the Employee will not either directly or indirectly solicit, induce, recruit, or encourage any of the Company’s employees to leave their employment, or take away such employees, either for the benefit of the Employee or on behalf of another entity; provided, however, this provision is not enforceable with respect to the Employee’s administrative assistant.

APPENDIX B

PERFORMANCE MATRIX